UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: April 16, 2020

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On April 16, 2020 (the “Effective Date’), NovaBay Pharmaceuticals, Inc. (the “Company”) entered into the following agreements: (1) an International Distribution Agreement (the “Microprofit Agreement”) with Shenzhen Microprofit Biotech Co., Ltd. (“Microprofit”), a China-based company that manufactures its proprietary product of SARS-CoV-2 IgG and IgM Antibody Combined Test Kits that has the ability to test the novel coronavirus (COVID-19) (the “Test Kits”), which has not yet been approved by the U.S. Food and Drug Administration (the “FDA”) and (2) an Intermediary Distribution Agreement (the “Pioneer Agreement”) with Chongqing Pioneer Pharma Holdings Limited (“Pioneer”), which is an affiliate of China Pioneer Pharma Holdings Limited (“China Pioneer”). China Pioneer is an affiliate of the Company and a description of the relationship between the Company and China Pioneer was previously reported in the Company’s Preliminary Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2020 and Note 14 and Note 17 of the Notes to Consolidated Financial Statements included in Part II, Item 8 of the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2020, and the information set forth in such documents is incorporated herein by reference. The Microprofit Agreement and Pioneer Agreement cover distribution in all fifty states in the United States of America, the District of Columbia and the U.S. territories (including Puerto Rico, Guam and the Virgin Islands) (the “Territory”).

Under the Microprofit Agreement, Microprofit is granting the Company the exclusive right to distribute the Test Kits in the Territory upon receipt of all applicable regulatory approvals including FDA approval (the “Regulatory Approvals”). The Company will be responsible for the preparation and submission of all Regulatory Approvals for the distribution of the Test Kits in the Territory.

As consideration for such exclusive right, on the later of the date on which all Regulatory Approvals are received and the date shareholder approval to increase the number of the Company's authorized shares of common stock is received, the Company will issue purchase warrants (the “Warrants”) for the Company’s common stock, par value $0.01, to certain Microprofit officers, exercisable for an aggregate number of shares of the Company’s common stock equivalent to twelve percent (12%) of the Company’s outstanding common stock on the same date. If the Regulatory Approvals are not received, the Warrants will not be issued. The Warrants will have an exercise price of $1.00, will expire on the five-year anniversary of the issuance date, and will contain customary adjustment provisions in the event of changes in the capitalization of NovaBay. No underwriting discounts or commissions will be paid. The Warrants are to be issued to a non-U.S. entity in reliance upon the exemptions from securities registration of Section 4(a)(2) and Regulation S of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

In accordance with the Pioneer Agreement, the Company will place orders for and purchase the Test Kits from Pioneer, as an intermediary distribution partner who in turn purchases the Test Kits from Microprofit. Pioneer will receive a nominal cash profit for each Test Kit sold to the Company.

Both the Microprofit Agreement and the Pioneer Agreement is for a term commencing on the Effective Date until December 31, 2021 with the term to be extended for six-month terms upon mutual written agreement of the applicable parties.

The Microprofit Agreement, Pioneer Agreement and the form of Warrant are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Microprofit Agreement, Pioneer Agreement and the Warrants are qualified in their entirety by reference to such exhibits.

Item 3.02     Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the potential issuance of unregistered Warrants, which is subject to Regulatory Approvals being received and shareholder approval to increase the number of the Company's authorized shares of common stock being received.

Item 8.01     Other Events

On April 20, 2020, the Company issued a press release announcing the transaction with Microprofit and Pioneer, a copy of which is attached as Exhibits 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1	International Distribution Agreement, dated April 16, 2020 †
10.2	Intermediary Distribution Agreement, dated April 16, 2020 †
99.1	Press Release, dated April 20, 2020

_________________________

† Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets because the confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Justin Hall
Justin Hall
President, Chief Executive Officer and General Counsel

Dated: April 20, 2020